EXHIBIT 10.2

                           DEFINED CONTRIBUTION PLANS
                             MASTER TRUST AGREEMENT

                                    Between

                              COMCAST CORPORATION

                                      and

                      STATE STREET BANK AND TRUST COMPANY

                               TABLE OF CONTENTS

                                                               PAGE

1.       TRUST FUND . . . . . . . . . . . . . . . . . .          2

         1.1      Receipt of Assets . . . . . . . . . . . .      2
         1.2      Employers . . . . . . . . . . . . . . . .      3
         1.3      Plans . . . . . . . . . . . . . . . . . .      3
         1.4      Accounting for a Plan's Undivided Interest
                  in the Trust Fund. . . . . . . . . . . .       4
         1.5      Appointment of Recordkeeper. . . . . . . .     5
         1.6      No Trustee Duty Regarding Contributions. .     6

2.       DISBURSEMENTS FROM THE TRUST FUND. . . . . . .          6

3.       COMPANY SELECTED INVESTMENT FUNDS. . . . . . .          7

         3.1      In General. . . . . . . . . . . . . . . .      7
         3.2      Participant-Directed Brokerage Accounts .      9
         3.3      Company Managed Stock Investment
                    Accounts. . . . . . . . . . . . . . . .      9
         3.4      Company Managed Investment Accounts . . .     10
         3.5      Trustee Managed Investment Accounts . . .     11
         3.6      Investment Manager Accounts . . . . . . .     11

4.       POWERS OF THE TRUSTEE. . . . . . . . . . . . . . .     14

         4.1      Investment Power of the Trustee . . . . .     14
         4.2      Administrative Powers of the Trustee. . .     20

5.       INDEMNIFICATION. . . . . . . . . . . . . . . .         21

6.       SECURITIES OR OTHER PROPERTY . . . . . . . . .         21

7.       SECURITY CODES . . . . . . . . . . . . . . . .         22

8.       TAXES AND TRUSTEE COMPENSATION . . . . . . . .         22

9.       ACCOUNTS OF THE TRUSTEE. . . . . . . . . . . .         23

10.      RELIANCE ON COMMUNICATIONS . . . . . . . . . .         26

11.      RESIGNATION AND REMOVAL OF TRUSTEE . . . . . .         27

12.      AMENDMENT. . . . . . . . . . . . . . . . . . .         27

13.      TERMINATION. . . . . . . . . . . . . . . . . .         27

                               TABLE OF CONTENTS

                                    (cont.)

                                                               PAGE

14.  PARTICIPATION OF OTHER EMPLOYERS . . . . . . . . .         28

         14.1  Adoption by Other Employers;
                 Withdrawals. . . . . . . . . . . . . .         28
         14.2  Powers and Authorities of Other
                 Employers to be Exercised
                 Exclusively by Company . . . . . . . .         30

15.      MISCELLANEOUS. . . . . . . . . . . . . . . . .         30

         15.1   Governing Law . . . . . . . . . . . . .         30
         15.2   No Reversion to Employers . . . . . . .         31
         15.3   Non-Alienation of Benefits. . . . . . .         32
         15.4   Duration of Trust . . . . . . . . . . .         32
         15.5   No Guarantees . . . . . . . . . . . . .         33
         15.6   Duty to Furnish Information . . . . . .         33
         15.7   Withholding . . . . . . . . . . . . . .         33
         15.8   Parties Bound . . . . . . . . . . . . .         33
         15.9   Necessary Parties to Disputes . . . . .         34
         15.10  Unclaimed Benefit Payments. . . . . . .         34
         15.11  Severability. . . . . . . . . . . . . .         35
         15.12  References. . . . . . . . . . . . . . .         35
         15.13  Headings. . . . . . . . . . . . . . . .         35
         15.14  No Liability for Acts of Predecessor
                  and Successor Trustees. . . . . . . .         35
         15.15  Counterparts. . . . . . . . . . . . . .         35

                           DEFINED CONTRIBUTION PLANS
                             MASTER TRUST AGREEMENT

     Agreement (hereinafter referred to as the "Trust Agreement") made as of September 29, 1995, by and between COMCAST CORPORATION a corporation organized under the laws of Pennsylvania (hereinafter referred to as the "Company") and STATE STREET BANK AND TRUST COMPANY, a trust company organized under the laws of the Commonwealth of Massachusetts (hereinafter referred to as the "Trustee").

                                  WITNESSETH:

     WHEREAS, the Company maintains a certain tax-qualified plan known as the Comcast Corporation Retirement Investment Plan (hereinafter referred to as the "Plan") for the exclusive benefit of certain of its employees and the employees of certain of its affiliates and subsidiaries;

     WHEREAS, the Company has by Agreement dated February 28, 1989 with PNC Bank established a trust to serve as the funding vehicle for the Plan;

     WHEREAS, certain affiliates and subsidiaries of the Company may in the future maintain separate tax-qualified employee benefit plans for certain of their employees and may adopt the trust and Trust Agreement to serve as the funding vehicle for such plans (hereinafter together with the Plan referred to collectively as the "Plans");

     WHEREAS, the authority to conduct the general operation and administration of the Plans is vested in the Company, acting through its officers and employees and its Board or Committee, each as defined and as provided in the Plan, as "Administrator" of the Plans, who shall have the authorities and shall be subject to the duties with respect to the trust specified in the Plans and in this Trust Agreement;

     WHEREAS, the Company has appointed State Street Bank and Trust Company as successor trustee to PNC Bank, effective September 29, 1995; and

     WHEREAS, the Company has appointed William H. Mercer Inc. to provide recordkeeping and other administrative services other than those the Administrator continues to perform for the Plan (in such capacity, and any other person or entity hereafter engaged by the Company to provide such services, being hereinafter referred to as the "Recordkeeper";

     WHEREAS, the Company and the Trustee desire to amend and restate the said Agreement in its entirety.

     NOW, THEREFORE, the Company and the Trustee do hereby amend and restate the said Trust Agreement and continue the trust as the funding vehicle for the Plan, upon the terms and conditions hereinafter set forth:

1. TRUST FUND

     1.1 Receipt of Assets. The Trustee shall receive and accept for the purposes hereof all sums of money and other property paid to it by or at the direction of the Company or any Employer, and shall hold, invest, reinvest, manage, administer and distribute such monies and other property and the increments, proceeds, earnings and income thereof pursuant to the terms of this Trust Agreement and for the exclusive benefit of participants in the Plans and their beneficiaries. The Trustee need not inquire into the source of any money or property transferred to it nor into the authority or right of the transferor of such money or property to transfer such money or property to the Trustee. All Plan assets held by the Trustee in the trust pursuant to the provisions of this Trust Agreement at the time of reference are referred to herein as the "Trust Fund."

     1.2 Employers. For purposes of this Trust Agreement the term "Employer" means the Company or any corporation (or other trade or business) which is a member of a controlled group of corporations of which the Company is a member as determined under Section 414(b) or (c) of the Internal Revenue Code of 1986, as amended (hereinafter referred to as the "Code"), or any other employer which is a "Participating Company," as defined in the Plan, which has adopted this Trust Agreement in accordance with the provisions of Section 15.1.

     1.3 Plans. References in this Trust Agreement to the "Plan" or the "Plans" shall, mean the tax-qualified employee benefit plan or plans of the Company or the tax-qualified employee benefit plan or plans of any Employer that has adopted the trust as the funding vehicle for such plan or plans as the case may be.

     The Company shall be responsible for verifying that while any assets of the Plan are held in the Trust Fund, the Plan (i) is "qualified" with the meaning of
Section 401(a) of the Code and, as a defined contribution plan either (x) the Plan provides that each participant is a "named fiduciary" (as described in Section 402(a)(2) of the provisions of the Employee Retirement Income Security Act of 1974, as amended (referred to herein as "ERISA") who is duly authorized under the Plan to provide investment direction to the Company, acting as agent for such participant, for conveyance to the Trustee or (y) the Plan is duly qualified as an "ERISA Section 404(c) Plan" described in 29 C.F.R. 2550.404c under which each participant is authorized to provide investment direction to the Company, acting as agent for such Participant, for conveyance to the Trustee; (ii) is permitted by existing or future ruling of the United States Treasury Department to pool its funds in a group trust; (iii) permits its assets to be commingled for investment purposes with the assets of other such plans by investing such assets in this Trust Fund whether or not its assets will in fact be held in a separate investment fund; and (iv) the Plan does not prohibit the Company from appointing the Recordkeeper to perform daily recordkeeping services as described herein, and provides that the Company is the fiduciary responsible for carrying out participant investment directions.

     1.4 Accounting for a Plan's Undivided Interest in the Trust Fund. All transfers to, withdrawals from, and other transactions regarding the Trust Fund shall be conducted in such a way that the proportionate interest in the Trust Fund of each Plan and the fair market value of that interest may be determined at any time. Whenever the assets of more than one Plan are commingled in the Trust Fund or in any Investment Fund, the undivided interest therein of that Plan shall be debited or credited (as the case may be)
(i) for the entire amount of every contribution received on behalf of that Plan, every benefit payment, or other expense attributable solely to that Plan, and every other transaction relating only to that Plan; and (ii) for its proportionate share of every item of collected or accrued income, gain or loss, and general expense; and other transactions attributable to the Trust Fund or that Investment Fund as a whole. As of each date when the fair market value of the investments held in the Trust Fund or an Investment Fund are determined as provided for in Article 10, the Trustee shall adjust the value of each Plan's interest therein to reflect the net increase or decrease in such values since the last such date. For all of the foregoing purposes, fractions of a cent may be disregarded.

     1.5 Appointment of Recordkeeper. Under the Plan, the Company is the fiduciary responsible for carrying out participant investment directions and in order to effect this, the Company has appointed Recordkeeper to perform certain services including but not limited to maintaining participant accounts for all contributions, loans and loan repayments, rollovers, and other deposits made for the purpose of determining how such deposits are to be allocated to the Investment Funds of the Plan, for determining requirements for disbursements from or transfers among Investment Funds in accordance with the terms of the Plan, for maintaining participant records for the purpose of voting or tendering shares in an Investment Fund as described in
Section 4.1 herein, for distributing information about the Investment Funds provided for under the Plan, and for distributing participant statements at periodic intervals.

     1.6 No Trustee Duty Regarding Contributions. The Trustee shall not be under any duty to require payment of any contributions to the Trust Fund or determine that a contribution is in compliance with a participant investment direction, or to see that any payment made to it is computed in accordance with the provisions of the Plans, or otherwise be responsible for the adequacy of the Trust Fund to meet and discharge any liabilities under the Plans.

2. DISBURSEMENTS FROM THE TRUST FUND.

     The Trustee shall from time to time on the directions of the Administrator or Recordkeeper make payments out of the Trust Fund to such persons, including the Administrator or Recordkeeper, in such manner, in such amounts and for such purposes as may be specified in the directions of the Recordkeeper or Committee.

     The Recordkeeper or Administrator shall be responsible for insuring that any payment directed under this Article conforms to the provisions of the Plans, this Trust Agreement, and the provisions of the Employee Retirement Income Security Act of

1974, as amended (hereinafter referred to as "ERISA"). Each direction of the Recordkeeper or Administrator shall be in writing and shall be deemed to include a certification that any payment or other distribution directed thereby is one which the Recordkeeper or Administrator is authorized to direct, and the Trustee may conclusively rely on such deemed certification without further investigation. Payments by the Trustee may be made by its check to the order of the payee. Payments or other distributions hereunder may be mailed to the payee at the address last furnished to the Trustee by the Recordkeeper or if no such address has been so furnished, to the payee in care of the Recordkeeper. The Trustee shall not incur any liability or other damage on account of any payments or other distributions made by it in accordance with the written directions of the Recordkeeper or Administrator.

3. COMPANY SELECTED INVESTMENT FUNDS.

     3.1 In General. The Company from time to time and in accordance with provisions of the Plan, may direct the Trustee to establish one or more separate investment accounts within the Trust Fund, each separate account being hereinafter referred to as an "Investment Fund" which may be invested in (i) shares of investment companies registered under the Investment Company Act of 1940, (ii) collective funds maintained by a bank or trust company, (iii) various classes of common stock of the Company, (iv) Participant directed brokerage accounts, (v) pools of insurance contracts, (vi) funds managed by a registered investment manager, bank or insurance company, (vii) accounts managed by named fiduciaries for the Plan; and (viii) other investment options available from time to time under the Plan (specifically the Investment Funds described on Attachment "A" to this Trust Agreement, as amended from time to time by the Committee and with the consent of the Trustee). The Trustee shall have no liability for any loss of any kind which may result by reason of the manner of division of the Trust Fund into Investment Funds, or for the investment management of these accounts, except as provided for in Section 3.4 respecting a Trustee managed investment account, if any. The Trustee shall transfer to each such Investment Fund such portion of the assets of the Trust Fund as the Company or the Recordkeeper directs. The Trustee shall not incur any liability on account of following any direction of the Company or the Recordkeeper and the Trustee shall be under no duty to review the investment guidelines, objectives and restrictions so established. To the extent that directions from the Company or Recordkeeper to the Trustee represent investment instructions of the Plans' participants, the Trustee shall have no responsibility for such investment elections and shall incur no liability on account of the direct and necessary results of investing the assets of the Trust Fund in accordance with such participant investment instructions.

     All interest, dividends and other income received with respect to, and any proceeds received from the sale or other disposition of, securities or other property held in an

Investment Fund shall be credited to and reinvested in such Investment Fund. All expenses of the Trust Fund which are allocable to a particular Investment Fund shall be so allocated and charged. Subject to the provisions of the Plans, the Company may direct the Trustee to eliminate an Investment Fund or Funds, and the Trustee shall thereupon dispose of the assets of such Investment Fund and reinvest the proceeds thereof in accordance with the directions of the Administrator.

     3.2 Participant-Directed Brokerage Accounts. The Trustee shall, if so directed by the Company segregate all or a portion of the Trust Fund held by it into one or more separate investment accounts to be known as Participant Directed Brokerage Accounts. Whenever a Participant is directing the investment and reinvestment of a Participant Directed Brokerage Account, the Participant shall have the powers and duties which an Investment Manager would have under this Trust Agreement if an Investment Manager were then serving and the Trustee shall be protected to the same extent as it would be protected under this Trust Agreement as to directions or the absence of directions of an Investment Manager. Participant shall be entitled to give orders directly to the broker for the purchases and sale of securities as defined in Section 7 of this Agreement. The broker shall provide confirmation of each order to the Administrator or Recordkeeper which shall maintain records in such form as to satisfy reporting requirements of the Plan.

     3.3 Company Managed Stock Investment Accounts. If, and to the extent specifically authorized by the Plans, the Company may direct the Trustee to establish one or more Investment Funds substantially all of the assets of which shall be invested in securities which constitute "qualifying employer securities" or "qualifying employer real property" within the meaning of Section 407 of ERISA. It shall be the duty of the Company to determine that such investment is not prohibited by Sections 406 or 407 of ERISA. In addition, during any time when there is no Investment Manager with respect to a Company Managed Stock Account (such as before an investment management agreement takes effect or after it terminates), the Administrator shall direct the investment and reinvestment of such Company Managed Stock Account.

     3.4 Company Managed Investment Accounts. The Trustee shall, if so directed in writing by the Company, segregate all or a portion of the Trust Fund held by it into one or more separate investment accounts to be known as Company Managed Investment Accounts. The Company, by written notice to the Trustee, may at any time relinquish its powers under this Section 3.4 and direct that a Company Managed Investment Account shall no longer be maintained. Whenever the Administrator or named fiduciary is directing the investment and reinvestment of an Investment Account or a Company Managed Investment Account, the Administrator or named fiduciary shall have the powers and duties which an Investment Manager would have under this Trust Agreement if an Investment Manager were then serving and the Trustee shall be protected to the same extent as it would be protected under this Trust Agreement as to directions or the absence of directions of an Investment Manager.

     3.5 Trustee Managed Investment Accounts. The Trustee shall have no duty or responsibility to direct the investment and reinvestment of the Trust Fund, any Investment Fund or any Investment Account unless expressly agreed to in writing between the Trustee and the Company. In the event that the Trustee enters into such an agreement, it shall have the powers and duties of an Investment Manager under this Trust Agreement with regard to such Investment Account.

     3.6 Investment Manager Accounts.

     The Company or named fiduciary, from time to time and in accordance with the provisions of the Plans, may appoint one or more independent Investment Managers, pursuant to a written investment management agreement describing the powers and duties of the Investment Manager, to direct the investment and reinvestment of all or a portion of the Trust Fund or an Investment Fund (hereinafter referred to as an "Investment Account").

     The Company or named fiduciary shall be responsible for ascertaining that while each Investment Manager is acting in that capacity hereunder, the following requirements are satisfied:

     (a) The Investment Manager is either (i) registered as an investment adviser under the Investment Advisers Act of 1940, as amended, (ii) a bank as defined in that Act or (iii) an insurance company qualified to perform the services described in (b) below under the laws of more than one state;

     (b) The Investment Manager has the power to manage, acquire or dispose of any assets of the Plans for which it is responsible hereunder;

     (c) The Investment Manager has acknowledged in writing to the Administrator and the Trustee that he or it is a fiduciary with respect to the Plans within the meaning of Section 3(21)(A) of ERISA.

     The Company or named fiduciary shall furnish the Trustee with written notice of the appointment of each Investment Manager hereunder, and of the termination of any such appointment. Such notice shall specify the assets which shall constitute the Investment Account of such Investment Manager. The Trustee shall be fully protected in relying upon the effectiveness of such appointment and the Investment Manager's continuing satisfaction of the requirements set forth above until it receives written notice from the Company or named fiduciary to the contrary.

     The Trustee shall conclusively presume that each Investment Manager, under its investment management agreement, is entitled to act, in directing the investment and reinvestment of the Investment Account for which it is responsible, in its sole and independent discretion and without limitation, except for any limitations which from time to time the Company or named fiduciary and the Trustee agree (in writing) shall modify the scope of such authority.

     The Trustee shall have no liability (i) for the acts or omissions of any Investment Manager (except to the extent the Trustee itself is serving as Investment Manager); (ii) for following directions, including investment directions of an Investment Manager (other than the Trustee) or the Company or named fiduciary, which are given in accordance with this Trust Agreement; (iii) for failing to act in the absence of Investment Manager direction; or (iv) for any loss of any kind which may result by reason of the manner of division of the Trust Fund or Investment Fund into Investment Accounts.

     An Investment Manager shall certify, at the request of the Trustee, the value of any securities or other property held in any Investment Account managed by such Investment Manager, and such certification shall be regarded as a direction with regard to such valuation. The Trustee shall be entitled to conclusively rely upon such valuation for all purposes under this Trust Agreement.

     Except as otherwise provided in this Trust Agreement, the Investment Manager of an Investment Account shall have the power and authority, to be exercised in its sole discretion at any time and from time to time, to issue orders for the purchase or sale of securities directly to a broker. Written notification of the issuance of each such order shall be given promptly to the Trustee by the Investment Manager and the confirmation of each such order shall be confirmed to the Trustee by the broker. The broker shall promptly provide confirmation of each such order to the Recordkeeper, which shall maintain all participant level accounts. The Recordkeeper shall provide to the Trustee all information reasonably required by the Trustee to fulfill its accounting and reporting obligations with respect to assets held in the Participant Directed Brokerage Accounts. Unless otherwise directed by the Investment Manager, such notification shall be authority for the Trustee to pay for securities purchased or to deliver securities sold as the case may be. Upon the direction of the Investment Manager, the Trustee will execute and deliver appropriate trading authorizations, but no such authorization shall be deemed to increase the liability or responsibility of the Trustee under this Trust Agreement.

4. POWERS OF THE TRUSTEE.

     4.1 Investment Powers of the Trustee. The Trustee shall have and exercise the following powers and authority (i) over Investment Accounts where it has express investment management discretion as provided in Section 3.4 or (ii) upon direction of the Investment Manager of an Investment Account or (iii) upon direction of a Participant with respect to a Participant Directed Brokerage Account or (iv) upon direction of the Administrator: (x) for a Company Managed Account; or (y) for voting and tendering of qualified employer securities; or
(z) for lending to participants in the Plans:

     (a) To purchase, receive, or subscribe for any securities or other property and to retain in trust such securities or other property.

     (b) To acquire and hold qualifying employer securities and qualifying employer real property, as such investments are defined in Section 407(d) of ERISA.

     (c) To sell for cash or on credit, to grant options, convert, redeem, exchange for other securities or other property, to enter into standby agreements for future investment, either with or without a standby fee, or otherwise to dispose of any securities or other property at any time held by it.

     (d) To settle, compromise or submit to arbitration any claims, debts, or damages, due or owing to or from the trust, to commence or defend suits or legal proceedings and to represent the trust in all suits or legal proceedings in any court of law or before any other body or tribunal.

     (e) To trade in financial options and futures, including index options and options on futures and to execute in connection therewith such account agreements and other agreements including contracts for the exchange of interest rates, or investment performance, currencies or other notional principal contracts in such form and upon such terms as the Investment Manager or the Administrator shall direct.

     (f) Subject to Section 4.1(g), to exercise all voting rights, tender or exchange rights, any conversion privileges, subscription rights and other rights and powers available in connection with any securities or other property at anytime held by it; to oppose or to consent to the reorganization, consolidation, merger, or readjustment of the finances of any corporation, company or association, or to the sale, mortgage, pledge or lease of the property of any corporation, company or association any of the securities which may at any time be held by it and to do any act with reference thereto, including the exercise of options, the making of agreements or subscriptions and the payment of expenses, assessments or subscriptions, which may be deemed necessary or advisable by the Investment Manager or Administrator in connection therewith, and to hold and retain any securities or other property which it may so acquire; and to deposit any property with any protective, reorganization or similar committee, and to pay and agree to pay part of the expenses and compensation of any such committee and any assessments levied with respect to property so deposited.

     (g) To exercise all voting or tender or exchange offer rights with respect to all qualifying employer securities held by it except that portion, if any, for which it has received voting or tender or exchange offer instructions from participants in the Plans as provided in this paragraph. If the Plan provides, each participant may direct the Trustee, confidentially, how to vote or whether or not to tender or exchange the qualifying employer securities representing his proportionate interest in the assets of the Plans. The Recordkeeper shall furnish the Trustee with the name of each participant and the number of shares held for the participant's account as near as practicable to the record date fixed for the determination of shareholders entitled to vote, tender or exchange, and shall provide the Trustee with all other information and assistance which the Trustee may reasonably request. Shares for which the Trustee has not received timely voting or tender or exchange instructions shall be voted or tendered by the Trustee to the extent permitted by the Plans or, if required by applicable law, in its sole discretion.

     (h) To lend to participants in the Plans such amounts and upon such terms and conditions as the Administrator or Recordkeeper may direct. Any such direction shall be deemed to include a certification by the Administrator or Recordkeeper that such lending is in accordance with the provisions of ERISA and the Plans.

     (i) To borrow money in such amounts and upon such terms and conditions as shall be deemed advisable or proper by the Administrator or Investment Manager to carry out the purposes of the trust and to pledge any securities or other property for the repayment of any such loan.

     (j) To invest all or a portion of the Trust Fund in contracts issued by insurance companies, including contracts under which the insurance company holds Plan assets in a separate account or commingled separate account managed by the insurance company. The Trustee shall be entitled to rely upon any written directions of the Administrator or the Investment Manager under this Section 5.1, and the Trustee shall not be responsible for the terms of any insurance contract that it is directed to purchase and hold or for the selection of the issuer thereof or for performing any functions under such contract (other than the execution of any documents incidental thereto on the instructions of the Administrator or the Investment Manager).

     (k) To manage, administer, operate, lease for any number of years, develop, improve, repair, alter, demolish, mortgage, pledge, grant options with respect to, or otherwise deal with any real property or interest therein at any time held by it, and to hold any such real property in its own name or in the name of a nominee, with or without the addition of words indicating that such property is held in a fiduciary capacity, all upon such terms and conditions as may be deemed advisable by the Investment Manager or Administrator.

     (l) To renew, extend or participate in the renewal or extension of any mortgage, upon such terms as may be deemed advisable by the Investment Manager or Administrator, and to agree to a reduction in the rate of interest on any mortgage or of any guarantee pertaining thereto in any manner and to any extent that may be deemed advisable by the Investment Manager or Administrator for the protection of the Trust Fund or the preservation of the value of the investment; to waive any default, whether in the performance of any covenant or condition of any mortgage or in the performance of any guarantee, or to enforce any such default in such manner and to such extent as may be deemed advisable by the Investment Manager or Administrator; to exercise and enforce any and all rights of foreclosure, to bid on property on foreclosure, to take a deed in lieu of foreclosure with or without paying consideration therefor, and in connection therewith to release the obligation on the bond secured by such mortgage, and to exercise and enforce in any action, suit or proceeding at law or in equity any rights or remedies in respect to any such mortgage or guarantee.

     (m) To hold part or all of the Trust Fund uninvested.

     (n) To employ suitable agents and counsel and to pay their reasonable and proper expenses and compensation.

     (o) To purchase and sell foreign exchange and contracts for foreign exchange, including transactions entered into with State Street Bank and Trust Company, its agents or subcustodians.

     (p) To form corporations and to create trusts to hold title to any securities or other property, all upon such terms and conditions as may be deemed advisable by the Investment Manager or Administrator.

     (q) To register any securities held by it hereunder in its own name, in the name of its nominee, in the name of its agent, or in the name of its agent's nominee with or without the addition of words indicating that such securities are held in a fiduciary capacity, and to hold any securities in bearer form and to deposit any securities or other property in a depository or clearing corporation.

     (r) To make, execute and deliver, as Trustee, any and all deeds, leases, mortgages, conveyances, waivers, releases, or other instruments in writing necessary or desirable for the accomplishment of any of the foregoing powers.

     (s) To invest at any bank including State Street Bank and Trust Company (i) in any type of interest bearing investments (including, but not limited to savings accounts, money market accounts, certificates of deposit and repurchase agreements) and (ii) in noninterest bearing accounts (including but not limited to checking accounts).

     (t) To invest in collective investment funds maintained by State Street Bank and Trust Company or by other banks for the investment of the assets of employee benefit plans qualified under Section 401(a) of the Code, whereupon the instruments establishing such funds, as amended, shall be deemed a part of this Trust Agreement and incorporated by reference herein.

     The Trustee shall transmit promptly to the Administrator or the Investment Manager, as the case may be, all notices of conversion, redemption, tender, exchange, subscription, class action, claim in insolvency proceedings or other rights or powers relating to any of the securities in the Trust Fund, which notices are received by the Trustee from its agents or custodians, from issuers of the securities in question and from the party (or its agents) extending such rights. The Trustee shall have no obligation to determine the existence of any conversion, redemption, tender, exchange, subscription, class action, claim in insolvency proceedings or other right or power relating to any of the securities in the Trust Fund of which notice was given prior to the purchase of such securities by the Trust Fund, and shall have no obligation to exercise any such right or power unless the Trustee is informed of the existence of the right or power.

     The Trustee shall not be liable for any untimely exercise or assertion of such rights or powers described in the paragraph immediately above in connection with securities or other property of the Trust Fund at any time held by it unless (i) it or its agents or custodians are in actual possession of such securities or property and (ii) it receives directions to exercise any such rights or powers from the Administrator or the Investment Manager, as the case may be, and both (i) and (ii) occur at least three business days prior to the date on which such rights or powers are to be exercised.

     If the Trustee is directed by the Administrator or an Investment Manager to purchase securities issued by any foreign government or agency thereof, or by any corporation or other entity domiciled outside of the United States, it shall be the responsibility of the Administrator or Investment Manager, as the case may be, to advise the Trustee in writing with respect to any laws or regulations of any foreign countries or any United States territory or possession which shall apply in any manner whatsoever to such securities, including, without limitation, receipt by the Trustee of dividends, interest or other distributions on such securities.

     All Investment Company Shares shall be registered in the name of the Trustee or its nominee. Subject to any requirement of applicable law, the Trustee will transmit to Recordkeeper or the Administrator, as the case may be, copies of any notices of shareholders' meetings, proxies and proxy-soliciting materials, prospectuses and the annual or other reports to shareholders, with respect to Investment Company Shares held in the Trust. The Trustee shall act in accordance with appropriate directions received from Recordkeeper or the Administrator, as the case may be, with respect to matters to be voted upon by the shareholders of the Investment Company. Such directions must be in writing on a form approved by the Trustee, signed by the addressee and delivered to the Trustee within the time prescribed by it. The

Trustee will not vote Investment Company shares as to which it receives no written directions. For the purposes of this Section, Investment Company means a registered investment company provided that its prospectus offers its shares under the Plan.

     4.2 Administrative Powers of the Trustee. Notwithstanding the appointment of an Investment Manager, the Trustee shall have the following powers and authority, to be exercised in its sole discretion, with respect to the Trust
Fund:

     (a) To employ suitable agents, custodians and counsel and to pay their reasonable expenses and compensation.

     (b) To appoint ancillary trustees to hold any portion of the assets of the trust and to pay their reasonable expenses and compensation.

     (c) To register any securities held by it hereunder in its own name, in the name of its nominee, in the name of its agent, or in the name of its agent's nominee with or without the addition of words indicating that such securities are held in a fiduciary capacity, and to hold any securities in bearer form and to deposit any securities or other property in a depository or clearing corporation.

     (d) To make, execute and deliver, as Trustee, any and all deeds, leases, mortgages, conveyances, waivers, releases or other instruments in writing necessary or desirable for the accomplishment of any of the foregoing powers.

     (e) Generally to do all ministerial acts, whether or not expressly authorized, which the Trustee may deem necessary or desirable in carrying out its duties under this Trust Agreement.

     Notwithstanding anything in the Plans or this Trust Agreement to the contrary, the Trustee shall not be required by the Company, the Administrator, Recordkeeper or any Investment Manager to engage in any action, nor make any investment which constitutes a prohibited transaction or is otherwise contrary to the provisions of ERISA or which is otherwise contrary to law or to the terms of the Plans or this Trust Agreement.

     The Trustee may consult with legal counsel concerning any question which may arise with reference to this Trust Agreement and its powers and duties hereunder. The written opinion of such counsel shall be full and complete protection of the Trustee in respect to any action taken or suffered by the Trustee hereunder in good faith reliance on said opinion.

5. INDEMNIFICATION.

     To the extent permitted by applicable law, the Company shall indemnify and save harmless the Trustee for and from any loss or expense (including reasonable attorneys' fees) arising (a) out of an authorized action hereunder taken in good faith by the Trustee or any matter as to which this Trust Agreement provides that the Trustee is directed, protected, not liable, or not responsible, or (b) by reason of any breach of any statutory or other duty owed to the Plans by the Company, any Employer, the Administrator, the Recordkeeper or any Investment Manager or any delegate of any of them (and for the purposes of this sentence the Trustee shall not be considered to be such a delegate), whether or not the Trustee may also be considered liable for that other person's breach under the provisions of Section 405(a) of ERISA.

6. SECURITIES OR OTHER PROPERTY.

     The words "securities or other property", used in this Trust Agreement, shall be deemed to refer to any property, real or personal, or part interest therein, wherever situated, including, without limitation, governmental, corporate or personal obligations, trust and participation certificates, partnership interests, annuity or investment contracts issued by an insurance company, leaseholds, fee titles, mortgages and other interests in realty, preferred and common stocks, certificates of deposit, financial options and futures or any other form of option, evidences of indebtedness or ownership in foreign corporations or other enterprises or indebtedness of foreign governments, and any other evidences of indebtedness or ownership, including securities or other property of the Company, even though the same may not be legal investment for trustees under any law other than ERISA.

7. SECURITY CODES.

     If the Trustee has issued to the Company, or to any Investment Manager appointed by the Company, security codes or passwords in order that the Trustee may verify that certain transmissions of information, including directions or instructions, have been originated by the Company or the Investment Manager, as the case may be, the Trustee shall be kept indemnified by and be without liability to the Company for any action taken or omitted by it in reliance upon receipt by the Trustee of transmissions of information with the proper security code or password, including communications purporting to be directions or instructions, which the Trustee reasonably believes to be from the Company or Investment Manager.

8. TAXES AND TRUSTEE COMPENSATION.

     The Trustee shall pay out of the Trust Fund all real and personal property taxes, income taxes and other taxes of any and all kinds levied or assessed under existing or future laws against the Trust Fund. Until advised to the contrary by the Administrator, the Trustee shall assume that the Trust is exempt from Federal, State and local income taxes, and shall act in accordance with that assumption. The Administrator shall timely file all Federal, State and local tax and information returns relating to the Plans and Trust.

     The Trustee shall be paid such reasonable compensation as shall from time to time be agreed upon by the Company and the Trustee in writing. Such compensation and all reasonable and proper expenses of administration of the Trust, including counsel fees, shall be withdrawn by the Trustee out of the Trust Fund unless paid by the Company, but such compensation and expenses shall be paid by the Company if the same cannot by operation of law be withdrawn from the Trust Fund.

     All payments from the Trust Fund under this Article 9 may be made without approval or direction.

9. ACCOUNTS OF THE TRUSTEE.

     The Trustee shall maintain or cause to be maintained suitable records, data and information relating to its functions hereunder.

     The Trustee shall keep accurate and detailed accounts of all investments, receipts, disbursements, and other actions hereunder, and such other records as the Administrator shall from time to time direct, as agreed to by the Trustee. Its books and records relating thereto shall be open to inspection and audit at all reasonable times by the Company or its duly authorized representatives and each Investment Manager. The Trustee shall be entitled to reasonable compensation and reimbursement of its reasonable expenses incurred in connection with such audits or inspections.

     Within sixty days after the close of each fiscal year of the trust and at more frequent intervals if agreed to by the parties hereto, and within sixty days after the removal or resignation of the Trustee as provided hereunder, the Trustee shall render to the Company a written statement and account showing in reasonable summary the investments, receipts, disbursements, and other transactions engaged in during the preceding fiscal year or period, and setting forth the assets and liabilities of the trust. Accounts maintained by the Administrator or Recordkeeper, such as participant directed brokerage accounts, may be incorporated into Trustee reports. Unless the Company shall have filed with the Trustee written exceptions or objections to any such statement and account within sixty days after receipt thereof and except as otherwise required or provided by applicable law, the Company shall be deemed to have approved such statement and account, and in such case or upon written approval by the Administrator of any such statement and account, the Trustee shall be released and discharged with respect to all matters and things embraced in such statement and account as though it had been settled by a decree of a court of competent jurisdiction in an action or proceeding in which the Company, all other necessary parties and all persons having any beneficial interest in the Trust Fund were parties.

     The Trustee shall determine the fair market value of assets of the Trust Fund based upon valuations provided by Investment Managers, information and financial publications of general circulation, statistical and valuation services, records of security exchanges, appraisals by qualified persons, transactions and bona fide offers in assets of the type in question and other information customarily used in the valuation of property.

     The Company or its delegate, each Investment Manager, and the Trustee shall file such descriptions and reports and make such other publications, disclosures, registrations and other filings as are required of them respectively by ERISA.

     Nothing contained in this Trust Agreement or in the Plans shall deprive the Trustee of the right to have a judicial settlement of its account. In any proceeding for a judicial settlement of the Trustee's accounts or for instructions in connection with the trust, the only necessary party thereto in addition to the Trustee shall be the Company, and no participant or other person having or claiming any interest in the Trust Fund shall be entitled to any notice or service of process (except as required by law). Any judgment, decision or award entered in any such proceeding or action shall be conclusive upon all interested persons.

10. RELIANCE ON COMMUNICATIONS.

     The Trustee may rely upon a certification of the Administrator (or any member of the Board, Board Committee or the Committee, if applicable) or the Recordkeeper with respect to any instruction, direction or approval of such Administrator (or any member of the Board, Board Committee or the Committee, if applicable) or the Recordkeeper and may rely upon a certification of the Company as to the membership of the Board, Board Committee or the Committee as it then exists, and may continue to rely upon such certification until a subsequent certification is filed with the Trustee.

     The Trustee shall be fully protected in acting upon any instrument, certificate, or paper of the Company, its Board of Directors, the Administrator (or any member of the Board, Board Committee or the Committee, if applicable) or the Recordkeeper, believed by it to be genuine and to be signed or presented by any authorized person, and the Trustee shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing but may accept the same as fully authorized by the Company, the Board, Board Committee, Committee or the Recordkeeper, if applicable, as the case may be.

     The Trustee shall be further protected in relying upon a certification from any Investment Manager appointed by the Company as to the person or persons authorized to give instructions or directions on behalf of such Investment Manager and may continue to rely upon such certification until a subsequent certification is filed with Trustee.

11. RESIGNATION AND REMOVAL OF TRUSTEE.

     Any Trustee acting hereunder may resign at any time by giving thirty days' prior written notice to the Company, which notice may be waived by the Company. The Company may remove the Trustee at any time upon thirty days' prior written notice to the Trustee, which notice may be waived by the Trustee. In case of the resignation or removal of the Trustee, the Company shall appoint a successor trustee. Any successor trustee shall have the same powers and duties as those conferred upon the Trustee named in this Trust Agreement. The removal of a Trustee and the appointment of a new Trustee shall be by a written instrument delivered to the Trustee. Upon the appointment of a successor trustee, the resigning or removed Trustee shall transfer or deliver the Trust Fund to such successor trustee.

12. AMENDMENT.

     This Trust Agreement may be amended by agreement between the Trustee and the Company at any time or from time to time and in any manner, and the provisions of any such amendment may be applicable to the Trust Fund as constituted at the time of the amendment as well as to the part of the Trust Fund subsequently acquired.

13. TERMINATION.

     This Trust Agreement and the trust created hereby may be terminated at any time by the Company, and upon such termination or upon the dissolution or liquidation of the Company, in the event that a successor to the Company by operation of law or by the acquisition of its business interests shall not elect to continue the Plans and the trust, the Trust Fund shall be paid out by the Trustee when directed by the Administrator. Notwithstanding the foregoing, the Trustee shall not be required to pay out any assets of the Trust Fund upon termination of the Trust until the Trustee has received written certification from the Administrator that all provisions of law with respect to such termination have been complied with. The Trustee shall rely conclusively on such written certification, and shall be under no obligation to investigate or otherwise determine its propriety.

14. PARTICIPATION OF OTHER EMPLOYERS.

     14.1 Adoption by Other Employers; Withdrawals. The Trust is maintained by the Company for use as the funding vehicle for the Plans which it maintains for various groups of employees and for use as the funding vehicle for the Plans of any Employer.

     (a) Any Employer which has been certified to the Trustee by the Company as being authorized and as having adopted this Trust with the consent of the Company as a funding vehicle for its own Plans may, at any time thereafter, become a party to this Trust Agreement by filing with the Trustee a certified copy of a resolution of its Board of Directors evidencing its election so to do; and

     (b) Any Employer which is a party to this Trust Agreement and which has been certified to the Trustee by the Company as having adopted one or more other Plans and as being authorized to adopt this Trust as the funding medium for such other Plan or Plans may, at any time thereafter, adopt this Trust for the purposes of such other Plan or Plans by filing with the Trustee a certified copy of a resolution of its Board of Directors evidencing its election so to do.

     Thereafter, the Trustee shall receive and hold as a part of the Trust Fund, subject to the provisions of this Trust Agreement, any deposits made to it under such Plans by or at the direction of such Employer. Should this paragraph become operative:

     (a) In the event of the withdrawal of a Plan from the trust or in the event of the Company's or an Employer's election to terminate or to fund separately the benefits provided under any of its Plans, the Company shall cause a valuation to be made of the share of the Trust Fund which is held for the benefit of persons having an interest therein under such Plans. The Trustee shall thereupon segregate and dispose of such share in accordance with the written direction of the Company accompanied by its certification to the Trustee that such segregation and disposition is in accordance with the terms of the Plans and the requirements of the law.

     (b) If the Company or any Employer receives notice that one or more of its Plans is no longer qualified under the provisions of Section 401 of the Code or the corresponding provisions of any future Federal revenue act, the Company shall immediately cause a valuation to be made of the share of the Trust Fund which is held for the benefit of such persons having an interest under such disqualified Plan or Plans. The Trustee shall thereupon segregate, withdraw from the Trust Fund, and dispose of such share in accordance with the terms of the disqualified Plan or Plans. The Company may direct the Trustee to dispose of such share by the transfer and delivery of such share to itself as trustee of a separate trust, the terms and conditions of which shall be identical with those of this Trust Agreement, except that either the Company or the Employer maintaining such disqualified Plan or Plans and the Trustee shall be the only parties thereto.

     (c) In the event that any group of employees covered by a Plan is withdrawn from such Plan, the Company shall, if required by the terms of such Plan, cause a valuation to be made of the share of the Trust Fund which is held for the benefit of such group of employees. The Trustee shall thereupon segregate and dispose of such share in accordance with the direction of the Company accompanied by its certification to the Trustee that such segregation and disposition is in accordance with the terms of such Plan and the requirements of the law.

     The Trustee shall have no duty to see that the valuation of any share in accordance with the provisions of this Section 15.1 is caused to be made by the Company, nor to segregate and dispose of any such share in the absence of the written direction of the Company to do so.

     14.2 Powers and Authorities of Other Employers to be Exercised Exclusively by Company. Each Employer, other than the Company, which is or shall become a party to this Trust Agreement, hereby irrevocably gives and grants to the Company full and exclusive power and authority to exercise all of the powers conferred upon it by the terms of this Trust Agreement and to take or refrain from taking any and all action which such Employer might otherwise take or refrain from taking with respect to this Trust Agreement, including the sole and exclusive power to exercise, enforce or waive any rights whatsoever which such Employer might otherwise have with respect to the Trust Fund, and each such Employer, by becoming a party to this Trust Agreement, irrevocably appoints the Company its agent for such purposes. The Trustee shall have no obligation to account to any such Employer or to follow the instructions of or otherwise deal with any such Employer, the intention being that the Trustee shall deal solely with the Company as if the Trustee and the Company were the only parties in this Trust Agreement.

15. MISCELLANEOUS.

     15.1 Governing Law. To the extent not inconsistent with ERISA, as heretofore or hereafter amended, the provisions of this Trust Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. The Company hereby submits to the jurisdiction of the State and Federal Courts located in the Commonwealth of Massachusetts including any appellate courts thereof.

     15.2 No Reversion to Employer. Except as provided herein, no portion of the principal or the income of the Trust Fund shall revert to or be recoverable by the Company or any Employer or ever be used for or diverted to any purpose other than for the exclusive benefit of participants in the Plans and persons claiming under or through them pursuant to the Plans, provided, however, that:

     (a) all contributions are conditioned upon the deductibility of the contributions under Section 404(a) of the Code, and, to the extent determined to be nondeductible, the Trustee shall, upon written request of the affected Company, return such amount as may be permitted by law to such Company, as appropriate, within one year after the determination of nondeductibility or within such other period as is permitted by applicable law; and

     (b) if a contribution or any portion thereof is made by the Company by a mistake of fact, the Trustee shall, upon written request of the Company, return such amounts as may be permitted by law to the Company, as appropriate, within one year after the date of payment to the Trustee or within such other period as is permitted by applicable law; and

     (c) if a contribution is conditioned upon the qualification of the Plans and Trust under Section 401 and 501 of the Code, the contributions of the Company to the Trust for all Plans Years, with the gains and losses thereon, shall be returned by the Trustee to the Company, as appropriate, within one year in the event that the Commissioner of Internal Revenue fails to rule that the Plans and Trust were as of such date qualified and tax-exempt (within the meaning of Sections 401 and 501 of the Code); and

     (d) in the event that a Plan whose assets are held in the Trust Fund is terminated, assets of such Plan may be returned to the Employer if all Plan liabilities to participants and beneficiaries of such Plan have been satisfied; and

     (e) assets may be returned to the Employer to the extent that the law permits such transfer.

     The Trustee shall be under no obligation to return any part of the Trust Fund as provided in this Section 15.2 until the Trustee has received a written certification from the Administrator that such return is in compliance with this
Section 15.2, the Plans and the requirements of applicable law. The Trustee shall rely conclusively on such written certification and shall be under no obligation to investigate or otherwise determine its propriety.

     15.3 Non-Alienation of Benefits. No benefit to which a participant or his beneficiary is or may become entitled under a Plan shall at any time be subject in any manner to alienation or encumbrance, nor be resorted to, appropriated or seized in any proceeding at law, in equity or otherwise. No participant or other person entitled to receive a benefit under a Plan shall, except as specifically provided in such Plan, have power in any manner to transfer, assign, alienate or in any way encumber such benefit under such Plan, or any part thereof, and any attempt to do so shall be void.

     15.4 Duration of Trust. Unless sooner terminated, the trust created under this Trust Agreement shall continue for the maximum period of time which the laws of the Commonwealth of Massachusetts shall permit.

     15.5 No Guarantees. Neither the Company, nor any Employer, nor the Trustee guarantees the Trust Fund from loss or depreciation, nor the payment of any amount which may become due to any person under the Plans or this Trust Agreement.

     15.6 Duty to Furnish Information. Both the Company and the Trustee shall furnish to the other any documents, reports, returns, statements, or other information that the other reasonably deems necessary to perform its duties imposed under the Plans or this Trust Agreement or otherwise imposed by law.

     15.7 Withholding. The Administrator or the Recordkeeper shall withhold any tax which by any present or future law is required to be withheld from any payment under the Plans, unless the Trustee shall have agreed in writing to do so. The Administrator or the Recordkeeper shall provide all information reasonably requested by the Trustee to enable the Trustee to so withhold.

     15.8 Parties Bound. This Trust Agreement shall be binding upon the parties hereto, all participants in the Plans and persons claiming under or through them pursuant to the Plans, and, as the case may be, the heirs, executors, administrators, successors, and assigns of each of them. The provisions of Articles 5 and 7 shall survive termination of the Trust created under this Trust Agreement or resignation or removal of the Trustee for any reason.

     In the event of the merger or consolidation of the Company or any Employer or other circumstances whereby a successor person, firm or company shall continue to carry on all or a substantial part of its business, and such successor shall elect to carry on the provisions of the Plan or Plans applicable to such business, as therein provided, such successor shall be substituted hereunder for the Company or such Employer, as the case may be, upon the filing in writing of its election so to do with the Trustee. The Trustee may, but need not, rely on the certification of an officer of the Company, and a certified copy of a resolution of the Board of Directors of such successor, reciting the facts, circumstances and consummation of such succession and the election of such successor to continue the said Plan or Plans as conclusive evidence thereof, without requiring any additional evidence.

     15.9 Necessary Parties to Disputes. Necessary parties to any accounting, litigation or other proceedings shall include only the Trustee, the Company and any appropriate Employers and the settlement or judgment in any such case in which the Company, the appropriate Employers and the Trustee are duly served or cited shall be binding upon all participants in the Plans and their beneficiaries and estates, and upon all persons claiming by, through or under them.

     15.10 Unclaimed Benefit Payments. If any check or share certificate in payment of a benefit hereunder which has been mailed by regular US mail to the last address of the payee furnished the Trustee by the Company or Recordkeeper is returned unclaimed, the Trustee shall notify the Company or Recordkeeper and shall discontinue further payments to such payee until it receives the further instruction of the Company or Recordkeeper.

     15.11 Severability. If any provisions of this Trust Agreement shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of this Trust Agreement shall continue to be fully effective.

     15.12 References. Unless the context clearly indicates to the contrary, a reference to a statute, regulation, document or provision shall be construed as referring to any subsequently enacted, adopted or executed counterpart.

     15.13 Headings. Headings and subheadings in this Trust Agreement are inserted for convenience of reference only and are not to be considered in the construction of its provisions.

     15.14 No Liability for Acts of Predecessor and Successor Trustees. The Trustee shall have no liability for the acts or omissions of any predecessors or successors in office.

     15.15 Counterparts. This Trust Agreement may be executed in one or more counterparts, each of which shall constitute an original.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers as of the day and year first above written.

ATTEST:                                     COMCAST CORPORATION

/s/ Arthur R. Block                         BY:/s/ Joseph J. Euteneuer
Assistant Secretary                         TITLE: Vice President and
                                                   Corporate Controller


ATTEST:                                     STATE STREET BANK AND TRUST COMPANY

________________                            BY:_______________________________
                                                     Vice President